SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

To Registration Statement on Form 8-A, dated October 2, 2001

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

TRANSWITCH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1236189
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Three Enterprise Drive, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: ________________ (if applicable)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange on Which Each Class Is To Be Registered
None	None

Securities to be registered pursuant to Section 12 (g) of the Act:

Series A Junior Participating Preferred Stock Purchase Rights

$.001 par value

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to the description of the Series A Junior Participating Preferred Stock Purchase Rights contained in the Registrant’s Form 8-A filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on October 2, 2001, which is incorporated herein by reference.

Item 2.	Exhibits.
4.1	Rights Agreement dated as of October 1, 2001, between TranSwitch Corporation and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A. ) as Rights Agent, dated as of October 1, 2001 (Filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A as filed with the Commission on October 2, 2001 and incorporated herein by reference).

4.2	Amendment No. 1 to Rights Agreement, dated as of February 24, 2006 (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 28, 2006 and incorporated herein by reference).*

*	Not filed herewith. In accordance with Rule 12b-32 promulgated pursuant to the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 1, 2006	TRANSWITCH CORPORATION

	By:	/S/ PETER J. TALLIAN
Peter J. Tallian Senior Vice President, Chief Financial Officer and Treasurer